Exhibit 16.1

February 13, 2026

Securities and Exchange Commission

Office of Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Re: CERo Therapeutics Holdings, Inc.

File No. 001-40877

Dear Sir or Madam:

We have read CERo Therapeutics Holdings, Inc.’s statements included under Item 4.01(a) of its Form 8-K filed on February 13, 2026 and we agree with such statements concerning our Firm.

We have no basis to agree or disagree with other statements made by the Company in the Form 8-K.

Very truly yours,

/s/ Wolf & Company, P.C.